Exhibit 23.1

SLR International Corporation
1658 Cole Blvd, Suite 100, Lakewood, Colorado, 80401

October 9, 2024

Consent of Qualified Person

Re: Form 8-K/A of Westwater Resources, Inc. (the “Company”)

SLR International Corporation (“SLR”), in connection with the Company’s Current Report on Form 8-K/A dated October 9, 2024 (the “Form 8-K/A”), consents to:

•	the incorporation by reference by the Company and use of the technical report titled “Technical Report Summary on the Coosa Project, Coosa County, Alabama, USA” (the “Technical Report Summary”), with an effective date of September 30, 2023 and dated December 11, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“S-K 1300”), as an exhibit to and referenced in the Form 8-K/A;

•	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statements on Form S-1 No. 333-281980, Form S-3 Nos. 333-226926, 333-221687, 333-214657, 333-212845, 333-234236, 333-209024, 333-280685, and Form S-8 Nos. 333-276320, 333- 257421, 333-250866, 333-226927, 333-193075, 333-264958, and 333-119661 (collectively, the “Registration Statements”);

•	the use of and references to our name, including our status as an expert or “qualified person” (as defined in S-K 1300), in connection with the Form 8-K/A, the Registration Statements and the Technical Report Summary; and

•	any extracts from or a summary of the Technical Report Summary in the Form 8-K/A and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 8-K/A and the Registration Statements.

SLR is responsible for authoring, and this consent pertains to, the Technical Report Summary. SLR certifies that it has read the Form 8-K/A and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

SLR International Corporation

Per:

/s/ Grant A. Malensek

Grant A. Malensek, M.Eng., P.Eng.

Technical Director – U.S. Mining Advisory